UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2014

SOUTH JERSEY GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-22211	21-0398330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037

(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2014, South Jersey Gas Company (the “Company”) entered into an unsecured, $200 million term loan credit agreement (the “Credit Agreement”), which is syndicated among five banks, including PNC Bank, National Association, as administrative agent, and Wells Fargo National Bank, National Association, as syndication agent. Under the Credit Agreement, the Company can borrow up to an aggregate of $200 million from time to time until June 5, 2016. All loans under the Credit Agreement become due and payable on the third anniversary of the Credit Agreement, June 5, 2017. Any amounts repaid prior to the maturity date cannot be reborrowed.

Subject to certain conditions set forth in the Credit Agreement, the Company may increase the Credit Facility from time to time by up to an additional maximum aggregate amount of $200 million, although no lender is obligated to increase its commitment.

The term loans bear interest at a variable base rate or a variable Eurodollar rate based on the London Interbank Offered Rate (“LIBOR”), at the Company’s election. Interest on base rate loans will be equal to the highest of: (a) the agent’s daily “prime rate”, (b) the Federal Funds Rate plus 0.5%; and (c) a rate related to the one-month LIBOR rate, plus, in each case, an applicable margin that may range from zero to 0.15%, depending on the Company’s unsecured credit rating. Interest on Eurodollar rate loans will be determined by reference to LIBOR plus an applicable margin that may range from 0.75% to 1.15%, depending on the Company’s unsecured credit rating.

The proceeds of the loans will be used for general corporate purposes, including, without limitation, the financing of capital expenditures and for working capital.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.65 to 1.0 (as such terms are defined in the Credit Agreement), and customary events of default.

Many of the lenders under the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates or certain of these lenders have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement filed herewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1
Term Loan Credit Agreement, dated as of June 5, 2014, among South Jersey Gas Company, the several lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, and Wells Fargo National Bank, National Association, as Syndication Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: June 5, 2014	By:	/s/ Stephen H. Clark
Name: Stephen H. Clark Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________

10.1
Term Loan Credit Agreement, dated as of June 5, 2014, among South Jersey Gas Company, the several lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, and Wells Fargo National Bank, National Association, as Syndication Agent.